UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11681 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01            Other Events

On June 15, 2017, Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) issued a press release announcing that the U.S. Food & Drug Administration (“FDA”) has approved the Company’s Epinephrine Injection USP, 1:1000 (0.3 mg Pre-filled single dose syringe) (“PFS”) product for the emergency treatment of allergic reactions (Type I) including anaphylaxis. The press release also announced that the FDA approved the trade name of “Symjepi™” for the product. The approval was pursuant to the FDA’s review of the Company’s New Drug Application (“NDA”), which was amended and resubmitted in December 2016, pursuant to the Food, Drug & Cosmetic Act, as amended, relating to the Epinephrine PFS product. Symjepi provides two single dose syringes of epinephrine (adrenaline), which is used for emergency, immediate administration in acute anaphylactic reactions to insect stings or bites, allergic reaction to certain foods, drugs and other allergens, as well as idiopathic or exercise-induced anaphylaxis. In the press release, the Company indicated that it was in the process of exploring commercialization options and discussions with potential partners regarding commercialization of the product, and that in the interim, it expected to build inventory levels in preparation for an anticipated launch in the second half of this year. The Company also indicated in the press release that it was preparing for the submission of a second NDA to the FDA for a junior, lower dose version of the product.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events or future results of operations, including, but not limited to, the following statements: the company’s beliefs concerning the timing and effectiveness of its commercialization strategies; the company’s beliefs concerning the anticipated timing and nature of a commercial launch of its Epinephrine PFS product; the ability of the Epinephrine PFS product to compete successfully in the market; the company’s ability to build inventory levels of the product in anticipation of a commercial launch; and the company’s beliefs concerning the timing and outcome of any future New Drug Application that the company may submit to the FDA relating to a junior, lower dose version of its Epinephrine PFS product. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results to be materially different from the results anticipated by these forward-looking statements. Statements in this Report concerning future events depend on several factors beyond the company’s control, including without limitation the following: adequate funding to support the activities contemplated by the forward-looking statements; the nature of any commercialization arrangements that may be entered into or the nature of any commercial launch of the product; the success of the Epinephrine PFS product in the marketplace and the actions of competitors in the marketplace; and the absence of unexpected regulatory developments or delays. There can be no assurances regarding the commercialization options that the company will pursue; that the company will enter into any agreements with potential partners regarding commercialization of the Epinephrine PFS product or what the terms of any such agreement might be; that the company’s Epinephrine PFS product will be commercially launched by the end of the year or what the nature of the launch may be; that the product will be able to compete successfully in the market; that the company will successfully build inventory levels in anticipation of a product launch; regarding actions that competitors may take in response to the FDA’s approval of the Epinephrine PFS product or any commercial launch of the product; or concerning the timing of a submission to the FDA of an NDA relating to a junior, lower dose version of the product or the timing or outcome of the FDA’s review of any such submission. Factors that might cause actual results to differ from the results anticipated by forward-looking statements made in this Report include, without limitation: funding limitations regarding anticipated activities; delays in entering into commercialization arrangements with potential partners or delays in commercialization of the Epinephrine PFS product; actions by competitors in the marketplace or otherwise; and unexpected adverse regulatory developments relating to the product or to the company’s anticipated NDA submission relating to a junior, lower dose version of the product. Certain of the above matters, and other risks, uncertainties, and other factors, are described in greater detail in Adamis’ filings from time to time with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Except to the extent required by law, any forward-looking statements in this Report speak only as the date of this Report, and Adamis expressly disclaims any obligation to update any forward-looking statements.

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Item 9.01            Financial Statements and Exhibits

(d) Exhibits.

99.1       Press release dated June 15, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: June 15, 2017	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer

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